                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                               TECO Energy, Inc.
 ...............................................................................
                (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       ........................................................................

    2) Aggregate number of securities to which transaction applies:

       ........................................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       ........................................................................

    4) Proposed maximum aggregate value of transaction:

       ........................................................................

    5) Total fee paid:

       ........................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       ........................................................................

    2) Form, Schedule or Registration Statement No.:

       ........................................................................

    3) Filing Party:

       ........................................................................

    4) Date Filed:

       ........................................................................

[TECO ENERGY Logo]



                                                                  March 5, 2001



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 18, 2001


         The Annual Meeting of the Shareholders of TECO Energy, Inc. will be held at the principal office of the Corporation, TECO Plaza, 702 North Franklin Street, Tampa, Florida, on Wednesday, April 18, 2001 at 11:30 a.m., for the following purposes:

         1.       To elect four directors.

         2. To approve an amendment to the Corporation's 1996 Equity Incentive Plan to make available for grant an additional 6,300,000 shares.

         3. To consider and act on such other matters as may properly come before the meeting.

         Shareholders of record at the close of business on February 9, 2001 will be entitled to vote at the meeting and at any adjournments thereof.

         Even if you plan to attend the meeting, you are requested to either mark, sign and date the enclosed proxy card and return it promptly in the accompanying envelope or vote by telephone or internet by following the instructions on the proxy card. If you attend the meeting and wish to vote in person, your proxy will not be used.


                                            By order of the Board of Directors,



                                            D. E. Schwartz, Secretary









TECO ENERGY, INC.
P.O. Box 111 Tampa, Florida 33601
(813) 228-4111

                               TECO ENERGY, INC.
                       P.O. BOX 111, TAMPA, FLORIDA 33601

                                PROXY STATEMENT


         The enclosed proxy is solicited on behalf of the Board of Directors of TECO Energy, Inc. (the "Corporation") to be voted at the Annual Meeting of Shareholders of the Corporation to be held at the time and place and for the purposes set forth in the foregoing notice. This proxy statement and the enclosed proxy are being mailed to shareholders beginning on or about March 5, 2001.


                              VOTING OF SECURITIES

         As of February 9, 2001, the record date for the determination of shareholders entitled to vote at the meeting, the Corporation had outstanding 126,443,550 shares of Common Stock, $1 par value ("Common Stock"), the only class of stock of the Corporation outstanding and entitled to vote at the meeting. The holders of Common Stock are entitled to one vote for each share registered in their names on the record date with respect to all matters to be acted upon at the meeting.

         The presence at the meeting, in person or by proxy, of a majority of the shares outstanding on the record date will constitute a quorum. Abstentions and broker non-votes will be considered as shares present for purposes of determining the presence of a quorum.

         A shareholder submitting a proxy may revoke it at any time before it is exercised at the meeting by filing with the Secretary of the Corporation a written notice of revocation, submitting a proxy bearing a later date or attending the meeting and voting in person.

         Shares represented by valid proxies received will be voted in the manner specified on the proxies. If no instructions are indicated on the proxy, the proxy will be voted for the election of the nominees for director named below and for the approval of the plan amendment described below.

         The affirmative vote of a majority of the Common Stock represented at the meeting in person or by proxy will be required to elect directors and to approve the plan amendment. Abstentions will be considered as represented at the meeting and, therefore, will be the equivalent of a negative vote; broker non-votes will not be considered as represented at the meeting.


                             ELECTION OF DIRECTORS

         The Corporation's Bylaws provide for the Board of Directors to be divided into three classes, with each class to be as nearly equal in number as possible. As the term of one class of directors expires, their successors are elected for a term of three years at each annual meeting of shareholders. Messrs. Rankin, Rockford, Touchton and Urquhart have been nominated for terms expiring in 2004. Each of these nominees has consented to serve if elected. If any nominee is unable to serve, the shares represented by valid proxies will be voted for the election of such other person as the Board may designate.

         The following table contains certain information as to the nominees and each person whose term of office as a director will continue after the meeting. Information on the share ownership of each of these individuals is included under "Share Ownership" below.



                                   PRINCIPAL OCCUPATION DURING
                                   LAST FIVE YEARS AND OTHER             DIRECTOR        PRESENT TERM
     NAME               AGE          DIRECTORSHIPS  HELD(1)              SINCE(1)           EXPIRES
--------------------    ---    --------------------------------          --------        ------------

DuBose Ausley           63     Chairman, Ausley & McMullen                 1992              2002
                               (attorneys), Tallahassee, Florida;
                               formerly Chairman, Macfarlane,
                               Ausley, Ferguson & McMullen
                               (attorneys), Tallahassee, Florida;
                               also a director of Sprint
                               Corporation and Chairman of Capital
                               City Bank Group, Inc.

Sara L. Baldwin         69     Private Investor; formerly Vice             1980              2003
                               President, Baldwin and Sons, Inc.
                               (insurance agency), Tampa, Florida

Robert D. Fagan         56     Chairman of the Board, President and        1999              2003
                               Chief Executive Officer, TECO
                               Energy, Inc.; formerly President,
                               PP&L Global, Inc. (independent
                               power), Fairfax, Virginia

James L. Ferman, Jr.    57     President, Ferman Motor Car Company,        1999              2003
                               Inc. 1985 2002 (automobile
                               dealerships), Tampa, Florida; also
                               Chairman of The Bank of Tampa and
                               its holding company, The Tampa
                               Banking Company

Luis Guinot, Jr.        65     Partner, Shapiro Sher & Guinot, P.A.        1999              2003
                               (attorneys), Washington, D.C.;
                               formerly United States Ambassador to
                               the Republic of Costa Rica; also a
                               director of Rica Foods, Inc.

*Tom L. Rankin          60     Independent Investment Manager;             1997              2001
                               formerly Chairman of the Board and
                               Chief Executive Officer, Lykes
                               Energy, Inc. (the former holding
                               company for the Peoples Gas
                               companies) and Lykes Bros. Inc.

*William D. Rockford    55     Retired; formerly Managing Director,        2000              2001
                               Chase Securities Inc. (financial
                               services), New York, New York

William P. Sovey        67     Chairman of the Board and former            1996              2003
                               Chief Executive Officer, Newell
                               Rubbermaid Inc. (consumer products),
                               Freeport, Illinois; also a director
                               of Acme Metals, Inc. and Actuant
                               Corporation




                                   PRINCIPAL OCCUPATION DURING
                                   LAST FIVE YEARS AND OTHER             DIRECTOR        PRESENT TERM
     NAME               AGE          DIRECTORSHIPS  HELD(1)              SINCE(1)           EXPIRES
--------------------    ---    --------------------------------          --------        ------------

*J. Thomas Touchton     62     Managing Partner, The Witt-Touchton         1987              2001
                               Company (private investment
                               partnership), Tampa, Florida; also a
                               director of 26 Merrill
                               Lynch-sponsored mutual funds

 *John A. Urquhart      72     President, John A. Urquhart                 1991              2001
                               Associates (management consultants),
                               Fairfield, Connecticut and Senior
                               Advisor to the Chairman, Enron Corp.
                               (energy and communications),
                               Houston, Texas; formerly Senior Vice
                               President, G.E. Industrial & Power
                               Systems, General Electric Company;
                               also a director of Catalytica Energy
                               Systems, Inc., Enron Corp. and
                               Hubbell Incorporated

James O. Welch, Jr.     69     Retired; formerly Vice Chairman, RJR        1976              2002
                               Nabisco, Inc. and Chairman, Nabisco
                               Brands, Inc.; also a director of
                               Kmart Corporation and Vanguard Group
                               of Investment Companies

------------
*Nominee for election as director

(1) All of the directors of the Corporation also serve as directors of Tampa Electric Company, and the period of service shown includes service on Tampa Electric Company's Board prior to the formation of the Corporation on January 15, 1981. On April 15, 1981, the Corporation became the corporate parent of Tampa Electric Company as a result of a reorganization.

         The Board of Directors held eight meetings in 2000. All directors attended at least 75% of the meetings of the Board and Committees on which they served. The Corporation has standing Audit, Compensation, Finance, and Governance and Nominating Committees of the Board of Directors.

         The Audit Committee met three times in 2000; its members are Messrs. Ferman, Rankin and Touchton (Chairman). Additional information about the Audit Committee is included in the Audit Committee Report below.

         The Compensation Committee, which met five times in 2000, is composed of Mrs. Baldwin and Messrs. Sovey, Urquhart and Welch (Chairman). For additional information about the Compensation Committee, see the Compensation Committee Report on Executive Compensation below.

         The Finance Committee, which assists the Board in formulating the financial policies of the Corporation and evaluating significant investments and other financial commitments by the Corporation, met three times in 2000; its members are Messrs. Ausley, Fagan, Guinot, Rankin, Rockford and Urquhart (Chairman).

         The Governance and Nominating Committee assists the Board with respect to corporate governance matters, including the composition and functioning of the Board; it was formed in 2001 and, thus, did not meet in 2000. Its members are Messrs. Touchton (Chairman), Urquhart and Welch, each of whom is an independent director. Shareholder proposals for nominees for membership on the Board will be given due consideration by the Committee for recommendation to the Board based on the nominee's qualifications. Shareholder nominee proposals should be submitted in writing to the Chairman of the Governance and Nominating Committee in care of the Corporate Secretary.

         The Corporation paid $1,046,705 for legal services rendered during 2000 by Ausley & McMullen, of which Mr. Ausley serves as Chairman.

         The Corporation guaranteed a $250,000 loan made by a commercial bank to Richard Lehfeldt, Senior Vice President-External Affairs, in 2000. This loan was made in connection with Mr. Lehfeldts's purchase of a home in Tampa.


COMPENSATION OF DIRECTORS

         Directors who are not employees or former employees of the Corporation or any of its subsidiaries are paid an annual retainer of $27,000 and attendance fees of $750 for each meeting of the Board of the Corporation, $750 for each meeting of the Board of Tampa Electric Company and $1,000 for each meeting of a Committee of the Board on which they serve. Each director who serves as a Committee Chairman receives an additional annual retainer of $5,000. Directors may elect to receive all or a portion of their compensation in the form of Common Stock. Directors may also elect to defer any of their cash compensation with a return calculated at either the 90-day U.S. Treasury bill rate or a rate equal to the total return on the Corporation's Common Stock.

         All non-employee directors participate in the Corporation's 1997 Director Equity Plan, which allows for a variety of equity-based awards. Currently, each new non-employee director receives an option for 10,000 shares of Common Stock and each reelected non-employee director receives an annual grant consisting of 500 shares and an option for 2,500 shares of Common Stock. The exercise price for these options is the fair market value on the date of grant. They are exercisable immediately and expire ten years after grant or earlier as provided in the plan following termination of service on the Board.

         The Corporation had an agreement with Hugh L. Culbreath, a former Chairman and CEO of the Corporation, under which he provided consulting services to the Corporation for a fee of $175,000 per year. This agreement terminated on December 31, 2000, and Mr. Culbreath will be retiring from the Board effective the date of the Annual Meeting of Shareholders.


                                SHARE OWNERSHIP

         There is no person known to the Corporation to be the beneficial owner of more than five percent of the outstanding Common Stock as of December 31, 2000.

         The following table sets forth the shares of Common Stock beneficially owned as of January 31, 2001 by the Corporation's directors and nominees, its executive officers named in the summary compensation table below and its directors and executive officers as a group. Except as otherwise noted, such persons have sole investment and voting power over the shares. The number of shares of the Corporation's Common Stock beneficially owned by any director or executive officer does not exceed 1% of such shares outstanding at January 31, 2001; the percentage beneficially owned by all directors and executive officers as a group as of such date is 2.2%.

NAME                     SHARES(1)    NAME                         SHARES(1)
--------------------    ----------    ---------------------    ---------------

DuBose Ausley            35,802       John A. Urquhart            36,115(7)

Sara L. Baldwin          35,054(2)    James O. Welch, Jr.         40,736(8)

Hugh L. Culbreath        65,100(3)    John B. Ramil              151,334(4)(9)

Robert D. Fagan         374,686(4)    Richard E. Ludwig          160,804(4)

James L. Ferman, Jr.     45,760(5)    William N. Cantrell        186,978(4)(10)

Luis Guinot, Jr.         13,325       Gordon L. Gillette          98,985(4)

Tom L. Rankin           938,944(6)    All directors and        2,798,453(4)(11)
                                      executive officers as
William D. Rockford      10,000       a group (21 persons)

William P. Sovey         21,082

J. Thomas Touchton       43,136

----------

(1) The amounts listed include the following shares that are subject to options granted under the Corporation's stock option plans: Messrs. Ausley and Rankin, 16,000 shares each; Mrs. Baldwin and Messrs. Culbreath, Sovey and Welch, 18,000 shares each; Mr. Fagan, 269,304 shares; Mr. Ferman, 28,000 shares; Mr. Guinot, 12,000 shares; Mr. Rockford, 10,000 shares; Mr. Touchton, 14,000 shares; Mr. Urquhart, 25,200 shares; Mr. Ramil, 117,214 shares; Mr. Ludwig, 122,357 shares; Mr. Cantrell, 111,962 shares; Mr. Gillette, 70,865 shares and all directors and executive officers as a group, 1,285,449 shares.

(2)  Includes 350 shares held by a trust of which Mrs. Baldwin is a trustee.

(3) Includes 6,000 shares owned by Mr. Culbreath's wife, as to which shares he disclaims any beneficial interest.

(4) The amounts listed include the following shares that are held by benefit plans of the Corporation for an officer's account: Mr. Fagan, 330 shares; Mr. Ramil, 4,141 shares; Mr. Ludwig, 4,426 shares; Mr. Cantrell, 8,933 shares; Mr. Gillette, 5,769 shares and all directors and executive officers as a group, 45,421 shares.

(5) Includes 11,720 shares owned jointly by Mr. Ferman and his wife. Also includes 1,020 shares owned by Mr. Ferman's wife, as to which shares he disclaims any beneficial interest.

(6) Includes 1,343 shares owned by Mr. Rankin's wife, as to which shares he disclaims any beneficial interest.

(7) Includes 1,000 shares owned by Mr. Urquhart's wife, as to which shares he disclaims any beneficial interest.

(8) Includes 2,000 shares owned by a charitable foundation of which Mr. Welch is a trustee.

(9)  Includes 1,680 shares owned jointly by Mr. Ramil and other family members.

(10) Includes 16,600 shares owned by Mr. Cantrell's wife, as to which shares he disclaims any beneficial interest.

(11) Includes a total of 37,699 shares owned jointly. Also includes a total of 25,963 shares owned by spouses, as to which shares beneficial interest is disclaimed.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         The following graph shows the cumulative total shareholder return on the Corporation's Common Stock on a yearly basis over the five-year period ended December 31, 2000, and compares this return with that of the S&P 500 Composite Index and the S&P Electric Utilities Index. The graph assumes that the value of the investment in the Corporation's Common Stock and each index was $100 on December 31, 1995 and that all dividends were reinvested.



[GRAPH OMITTED]



                                                 December 31,
                                ----------------------------------------------
                                1995    1996     1997     1998    1999    2000
                                ----    ----     ----     ----    ----    ----

TECO Energy, Inc.               $100    $ 98    $120     $126     $ 88    $163

S&P Electric Utilities Index    $100    $100    $126     $146     $117    $180

S&P 500 Index                   $100    $123    $164     $211     $255    $232

         The following graph shows the same total return comparison as set forth above, except it shows performance beginning in the third quarter of 1999, when the Corporation, under the leadership of Robert D. Fagan, its new CEO, embarked on a new strategic course.



[GRAPH OMITTED]






                                6/30/99    9/30/99    12/31/99    3/31/00    6/30/00    9/30/00    12/31/00
                                -------    -------    --------    -------    -------    -------    --------

TECO Energy, Inc.                $100        $94        $ 84       $ 90       $ 94       $137        $156

S&P Electric Utilities Index     $100        $94        $ 86       $ 82       $ 91       $123        $132

S&P 500 Index                    $100        $94        $108       $110       $107       $106        $ 98

                             EXECUTIVE COMPENSATION

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


         The Compensation Committee of the Board of Directors, composed entirely of independent, non-employee directors, recommends to the Board the compensation of executive officers and administers the Corporation's long-term incentive plan. The objective of the Corporation's compensation program is to enhance shareholder value by attracting and retaining the talent needed to manage and build the Corporation's businesses. The Committee seeks, therefore, to provide compensation opportunities that are competitive and link the interests of shareholders and executives.

         Upon the Committee's recommendation, the Board has adopted stock ownership guidelines of five times base salary for the CEO and three times base salary for the other executive officers. These guidelines allow the executives five years to acquire this amount of stock and do not recognize stock options as shares owned.

         The components of the Corporation's executive compensation program, base salary, annual incentive awards and long-term incentive awards, are described below.

         Base Salary. Base salary is designed to provide each executive with a fixed amount of annual compensation that is competitive with the marketplace. The Corporation's salary structure for its executive officers utilizes various salary grade ranges and associated midpoints. Each executive officer is assigned to a salary grade by the Board, on the recommendation of the Committee, based on the officer's experience level and scope of responsibility and a market assessment conducted by the Corporation's outside consultant, Towers Perrin, of the median compensation paid to executives with similar positions by organizations having comparable revenues. For purposes of this market assessment, general industry organizations are used as the benchmark for all executive officers except the operating unit presidents who are benchmarked against organizations in the respective industries in which they operate. Each year, the Committee adjusts the salary ranges based on surveys by outside consultants of expected changes in compensation levels at general industrial and electric utility companies and recommends adjustments to the base salaries for the executive officers. In 2000, adjustments were made to the base salaries for each executive officer. In making these adjustments, the Committee took into account the midpoint of the officer's assigned salary grade and the Committee's subjective evaluation of the officer's individual performance. For 2000, Mr. Fagan's base salary was 93% of the midpoint of his salary grade.

         Annual Incentive Awards. The Corporation has an annual incentive program intended to encourage actions that contribute to improved operating and financial results which provides for incentive awards based on the achievement of corporate and individual performance goals. Target awards have ranged up to 60% of the midpoint of the salary range for the CEO, 40-50% for the other named executive officers and lower percentages for other officers. In setting these percentages, the Committee used data from the market assessment referred to above. Under the Corporation's program, additional payments of up to 50% of the target awards may be made if the goals are exceeded; lesser amounts may be paid if the goals are not achieved, but only if the Corporation's net income exceeds a threshold designated for that year. The Board may decide to adjust awards if the plan formula would unduly penalize or reward management and, in individual cases, to vary the calculated award based on the officer's total performance. Executive officers may elect to receive all or a portion of their annual incentive award in the form of Common Stock.

         The 2000 objectives for all the executive officers under the incentive program included overall operating and financial performance targets measured by the Corporation's net income and return on equity on an absolute basis and by the Corporation's earnings per share growth and return on equity relative to other companies in the industry. 60% of Mr. Fagan's 2000 award was based on these factors. Additional quantitative targets were used for some of the other executive officers including, in the case of certain officers, targets relating specifically to the performance of the companies for which they have chief operating responsibility. The financial results for 2000 were adjusted for these purposes to exclude the charges incurred as a result of a restructuring at Tampa Electric.

         In addition to measuring performance against the 2000 quantitative targets, the Committee evaluated each executive's performance against qualitative objectives. These objectives focused on aspects of the Corporation's business that directly related to the executive officer's individual responsibilities. 40% of Mr. Fagan's 2000 award was based on these qualitative objectives. These objectives related to the effective communication of the direction and progress of the Corporation, the preparation of the Corporation for a fully competitive environment and the completion of a defining transaction to transform the Corporation and enhance shareholder value. The Committee's review consisted of a subjective evaluation of the officer's achievement of these objectives. Based on this evaluation and the Corporation's 2000 net income, earnings per share and return on equity, Mr. Fagan received an incentive award of 72% of the midpoint of his salary grade.

         Long-Term Incentive Awards. The long-term component of the Corporation's incentive compensation program consists of equity-based grants which have been in the form of stock options and restricted stock. These grants are designed to create a mutuality of interest with shareholders by motivating the CEO and the other executive officers and key personnel to manage the Corporation's business so that the shareholders' investment will grow in value over time. The Committee's policy has been to base individual awards on an annual study by Towers Perrin comparing the value of long-term incentive grants to salary levels in general industry.

         The Committee does not normally consider the amount of an individual's outstanding or previously granted options or shares in determining the size of the grant. The 129,304 options and the 41,026 shares of performance-based restricted stock granted to Mr. Fagan in 2000 reflected the policies described above and, as in the case of the other executive officers, the results of the Committee's review of his performance conducted when it considered his base salary for 2000.

         For 2000, the value of the long-term incentive grants to all executive officers except Richard E. Ludwig was split evenly between stock options and performance-based restricted stock. Mr. Ludwig's long-term incentive grants were weighted with 1/3 of the total value in stock options and 2/3 in performance-based restricted stock that has a payout dependent upon the net income and return on equity of TECO Power Services Corporation over a three-year period. The other executive officers received performance-based restricted stock with a payout that is dependent upon the total return of the Common Stock over a three-year period relative to that of the median company (in terms of total return) in the Dow Jones Electric Utility Index. If the Common Stock's total return is equal to that of the median company during the three-year period, the payout will be equal to 90% of the target amount. If the total return is in the top 10 percentile of the companies in the index, the payout will be at 200%. If the total return is in the bottom 1/3 of these companies, there will be no payout. A minimum payout of 50% of target will be made if performance is equal to the 33 and 1/3 percentile. The payout for performance between the top 10 percent and the bottom one-third is prorated.

         Also in 2000, the Committee adjusted the performance-based restricted stock granted in 1999. Those grants required that the Corporation's total return over a three-year period exceed that of the Dow Jones Electric Utility Index by 15 percentage points in order to produce a payout at target. Since the time of those grants, the Dow Jones Electric Utility Index changed dramatically to include several companies with large market capitalizations that are not regulated utilities. In 2000, the Committee recognized that these companies had a disproportionately large influence, constituting 25% of this index. As a result, to better reflect the intent of the incentive designed in 1999 (to outperform other electric utilities by 15 percentage points over a three-year period), the Committee issued replacement grants in 2000 which maintain the same 15-percentage point outperformance incentive but measure performance against the median company in the index rather than the index itself (which is a weighted average based on market capitalization). Since the Corporation's total return exceeded that of the median company by 8.3 percentage points during the first year of the three-year performance period beginning in 1999, the replacement grants for the remaining two years require that the Corporation's total return exceed that of the median company by 6.7 percentage points in order to achieve a target payout, thereby preserving the initial incentive for the three-year period beginning in 1999.

         With respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code, the Corporation does not expect to have any significant amount of compensation exceeding the $1-million annual limitation. Accordingly, the Committee has recommended that the Corporation continue to structure its executive compensation program to meet the objectives described in this report. Compensation attributable to the

Corporation's performance-based restricted stock and stock options is not subject to the Section 162(m) limit because of the performance-based exemption.


                                    By the Compensation Committee,

                                    James O. Welch, Jr. (Chairman)
                                    Sara L. Baldwin
                                    William P. Sovey
                                    John A. Urquhart


         The following tables set forth certain compensation information for the Chief Executive Officer of the Corporation and each of the four other most highly compensated executive officers of the Corporation and its subsidiaries in 2000.



                                                   SUMMARY COMPENSATION TABLE
                                                   --------------------------
                                                                                              Long-Term
                                                      Annual                                Compensation
                                                   Compensation                                Awards
                                      --------------------------------------       ------------------------------
                                                                    Other
                                                                    Annual         Restricted           Shares           All Other
Name and                                                           Compen-           Stock            Underlying          Compen-
Principal Position         Year       Salary        Bonus(1)       sation(2)       Awards(3)      Options/SARs(#)        sation(4)
------------------         ----       ------       ---------       ---------       ----------     ---------------        ---------

Robert D. Fagan            2000      $540,000      $421,961                                            129,304            $22,728
Chairman, President        1999       253,333       301,023        $243,070         $328,477           140,000              2,111
and CEO

John B. Ramil              2000       299,000       202,199                                             41,377             12,212
President of Tampa         1999       255,000       131,544                                             36,807             10,317
Electric                   1998       237,500       147,500                          132,208            16,830             10,490

Richard E. Ludwig          2000       260,000       180,000                                             36,057             11,448
President of TECO          1999       225,500       150,000                                             12,000             10,215
Power Services             1998       205,500        97,500                           71,988            18,300              9,868

William N. Cantrell        2000       275,000       146,562                                             28,447             12,410
President of Peoples       1999       255,000       106,639                                             33,485             10,776
Gas System and             1998       230,000       115,000                          132,208            16,830              9,342
TECO Solutions

Gordon L. Gillette         2000       232,500       140,201                                             28,447             12,410
Vice President-            1999       207,500        69,724                                             25,318              8,963
Finance and Chief          1998       188,750        70,000                          144,640                                7,201
Financial Officer

(1) Since the portion of each executive officer's annual bonus that is based on the Corporation's 2000 earnings per share growth and return on equity relative to that of other companies in the industry is determined using comparative data that was not available at the time of printing of this document, this portion of the annual bonus for 2000 will be reported in the 2002 proxy statement. Mr. Fagan elected to receive 25 percent of his 2000 annual incentive award in the form of Common Stock.

(2) Included in the reported amount is $239,472 for Mr. Fagan's relocation expenses and an associated tax gross-up.

(3) The reported values of the restricted stock awards were determined using the closing market price of the Common Stock on the date of grant. Restricted stock holdings and the values thereof based on the closing price of the Common Stock on December 31, 2000 were as follows: Mr. Fagan, 80,041 shares ($2,591,327); Mr. Ramil, 28,299 shares ($916,180); Mr.
     Ludwig, 26,021 shares ($842,430); Mr. Cantrell, 24,511 shares ($793,544);
     and Mr. Gillette, 18,718 shares ($605,995). Holders of restricted stock receive the same dividends as holders of other shares of Common Stock.

(4) The reported amounts for 2000 consist of $372 in premiums paid by the Corporation to the Executive Supplemental Life Insurance Plan, with the balance in each case being employer contributions under the TECO Energy Group Retirement Savings Plan and Retirement Savings Excess Benefit Plan.


                                            OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                         Individual Grants
                              --------------------------------------------------------------------
                                Number of            % of Total
                                 Shares             Options/SARs        Exercise                           Grant
                               Underlying            Granted to          or Base                           Date
                              Options/SARs          Employees in          Price         Expiration        Present
Name                           Granted(1)            Fiscal Year        Per Share          Date           Value(2)
----                          ------------          ------------        ---------       ----------        --------

Robert D. Fagan                 129,304                10.23              $21.25          4/18/10         $544,871

John B. Ramil                    41,377                 3.27               21.25          4/18/10          174,358

Richard E. Ludwig                36,057                 2.85               21.25          4/18/10          151,940

William N. Cantrell              28,447                 2.25               21.25          4/18/10          119,872

Gordon L. Gillette               28,447                 2.25               21.25          4/18/10          119,872


(1) The options are exercisable in three equal annual installments beginning one year from the date of grant.

(2) The values shown are based on the Black-Scholes valuation model and are stated in current annualized dollars on a present value basis. The key assumptions used for purposes of this calculation include the following:
     (a) a 6.6% discount rate; (b) a volatility factor based upon the average trading price for the 36-month period ending February 29, 2000; (c) a dividend factor based upon the 3-year average dividend paid for the period ending February 29, 2000; (d) the 10-year option term; and (e) an exercise price equal to the fair market value on the date of grant. The values shown have not been reduced to reflect the non-transferability of the options or the vesting or forfeiture provisions. The actual value an executive may realize will depend upon the extent to which the stock price exceeds the exercise price on the date the option is exercised. Accordingly, the value, if any, realized by an executive will not necessarily be the value determined by the Black-Scholes model.


                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                     FISCAL YEAR-END OPTION/SAR VALUE

                                                             Number of Shares         Value of Unexercised
                                                          Underlying Unexercised          In-The-Money
                                                               Options/SARs               Options/SARs
                                                                at Year-End                at Year-End
                                                           ---------------------      --------------------
                       Shares Acquired        Value            Exercisable/               Exercisable/
Name                   on Exercise (#)     Realized($)         Unexercisable              Unexercisable
----                   ---------------     -----------         -------------              -------------

Robert D. Fagan                0                0             46,668 / 222,636       $470,689 / 2,404,090

John B. Ramil                  0                0             51,299 /  65,915       $455,675 /   741,828

Richard E. Ludwig           10,000           55,938           78,300 /  44,057       $832,437 /   497,144

William N. Cantrell          4,000           20,375           61,192 /  50,770       $596,857 /   570,847

Gordon L Gillette            5,000           40,562           25,540 /  45,325       $234,708 /   510,101

                                 LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                 Number of        Performance or other
                              shares, units or        period until
Name                            other rights      maturation or payout     Threshold(#)    Target(#)     Maximum(#)
----                          ----------------    --------------------     ------------    ---------     ----------

Robert D. Fagan                     41,026          April 1, 2000 to          20,513        41,026         82,052
                                                    March 31, 2003

John B. Ramil                       13,128          April 1, 2000 to           6,564        13,128         26,256
                                                    March 31, 2003

Richard E. Ludwig                   14,621          April 1, 2000 to           7,311        14,621         29,242
                                                    March 31, 2003

William N. Cantrell                  9,026          April 1, 2000 to           4,513         9,026         18,052
                                                    March 31, 2003

Gordon L. Gillette                   9,026          April 1, 2000 to           4,513         9,026         18,052
                                                    March 31, 2003


         In 2000, replacement grants were made for the performance-based restricted stock awarded in 1999. For information on these replacement grants and the 2000 awards of performance-based restricted stock set forth in the table above, see "Compensation Committee Report on Executive Compensation" above.

                                 PENSION TABLE
                                 -------------

         The following table shows estimated annual benefits payable under the Corporation's pension plan arrangements for the named executive officers other than Mr. Fagan.

                                              Years of Service
          Final                  --------------------------------------------
          Average Earnings         5           10         15       20 or More
          ----------------       -----      -------    --------    ----------

           $300,000 ............ $45,000    $90,000    $135,000     $180,000
            350,000 ............  52,500    105,000     157,500      210,000
            400,000 ............  60,000    120,000     180,000      240,000
            450,000 ............  67,500    135,000     202,500      270,000
            500,000 ............  75,000    150,000     225,000      300,000
            550,000 ............  82,500    165,000     247,500      330,000
            600,000 ............  90,000    180,000     270,000      360,000
            650,000 ............  97,500    195,000     292,500      390,000
            700,000 ............ 105,000    210,000     315,000      420,000
            750,000 ............ 112,500    225,000     337,500      450,000
            800,000 ............ 120,000    240,000     360,000      480,000
            850,000 ............ 127,500    255,000     382,500      510,000
            900,000 ............ 135,000    270,000     405,000      540,000
            950,000 ............ 142,500    285,000     427,500      570,000
          1,000,000 ............ 150,000    300,000     450,000      600,000


         The annual benefits payable to each of the named executive officers are equal to a stated percentage of such officer's final average earnings multiplied by his number of years of service, up to a stated maximum. Final average earnings are based on the greater of (a) the officer's final 36 months of earnings or (b) the officer's highest three consecutive calendar years of earnings out of the five calendar years preceding retirement. The amounts shown in the table are based on 3% of such earnings and a maximum of 20 years of service. The amount payable to Mr. Fagan is based on 20% of earnings plus 4% of earnings for each year of service, up to a maximum of 60% of earnings.

         The earnings covered by the pension plan arrangements are the same as those reported as salary and bonus in the summary compensation table above. Years of service for the named executive officers are as follows: Mr. Fagan (2 years), Mr. Ramil (24 years), Mr. Ludwig (18 years), Mr. Cantrell (25 years) and Mr. Gillette (19 years). The pension benefit is computed as a straight-life annuity commencing at the officer's normal retirement age and is reduced by the officer's Social Security benefits. The normal retirement age is 63 for Messrs. Fagan, Ludwig and Cantrell, 63 and 2 months for Mr. Ramil and 64 for Mr. Gillette.

         The present value of the portion of the officer's pension benefit that is in excess of the amount payable under the Corporation's qualified retirement plan is, at the election of the officer, payable in the form of a lump sum. The pension plan arrangements also provide death benefits to the surviving spouse of an officer equal to 50% of the benefit payable to the officer. If the officer dies during employment before reaching his normal retirement age, the benefit is based on the officer's service as if his employment had continued until such age. The death benefit is payable for the life of the spouse.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

         The Corporation has severance agreements with the named executive officers under which payments will be made under certain circumstances in connection with a change in control of the Corporation. A change in control means in general an acquisition by any person of 30% or more of the Common Stock, a change in a majority of the directors, a merger or consolidation of the Corporation in which the Corporation's shareholders do not have at least 65% of the voting power in the surviving entity or a liquidation or sale of the assets of the Corporation. Each of these officers is required, subject to the terms of the severance agreements, to remain in the employ of the Corporation for one year following a potential change in control (as defined) unless a change in control earlier occurs. The severance agreements provide that in the event employment is terminated by the Corporation without cause (as defined) or by one of these officers for good reason (as defined) in contemplation of or following a change in control, or if the officer terminates his employment for any reason during the thirteenth month following a change in control, the Corporation will make a lump sum severance payment to the officer of three times annual salary and bonus. In such event, the severance agreements also provide for: (a) a cash payment equal to the additional retirement benefit which would have been earned under the Corporation's retirement plans if employment had continued for five years following the date of termination, in the case of Mr. Fagan, and three years following the date of termination, in the case of the other executive officers, (b) participation in the life, disability, accident and health insurance plans of the Corporation for a three-year period except to the extent such benefits are provided by a subsequent employer and (c) a payment to compensate for the additional taxes, if any, payable on the benefits received under the severance agreements and any other benefits contingent on a change in control as a result of the application of the excise tax associated with
Section 280G of the Internal Revenue Code. In addition, the terms of the Corporation's stock options and restricted stock provide for vesting upon a change in control.

         The Corporation has an agreement with Mr. Fagan which provides that, within the first three years of employment, if his employment is terminated by the Corporation without cause or by Mr. Fagan for good reason, he will receive severance benefits equal to two times annual salary and bonus. Any payments under this agreement would be offset against the amount payable under Mr. Fagan's change-in-control severance agreement.


                          APPROVAL OF AMENDMENT TO THE
                           1996 EQUITY INCENTIVE PLAN

GENERAL

         At the Corporation's 1996 annual meeting, the shareholders approved the Corporation's 1996 Equity Incentive Plan (the "Plan"). The purpose of the Plan is to attract and retain key employees of the Corporation, to provide an incentive for them to achieve long-range performance goals and to enable them to participate in the long-term growth of the Corporation. The Plan is administered by a committee (the "Committee") of not less than three independent, non-employee members of the Board of Directors, currently the Compensation Committee. The Committee may grant awards to any employee of the Corporation or its affiliates who is capable of contributing significantly to the successful performance of the Corporation. As of February 9, 2001, approximately 200 key employees were eligible to participate in the Plan.

         The shares issued under the Plan are subject to adjustment to reflect stock dividends, recapitalizations or other changes affecting the Common Stock. If any outstanding or future award under the Plan expires or is terminated unexercised or settled in a manner that results in fewer shares outstanding than were initially awarded, the shares that would have been issuable will again be available for award under the Plan. The closing price of the Common Stock on the New York Stock Exchange on February 9, 2001 was $29.23 per share.

PROPOSED AMENDMENT TO THE PLAN

         The Board of Directors has approved the proposed amendment, subject to the approval of the shareholders at the Corporation's annual meeting, which would increase the number of shares of Common Stock subject to grants by 6,300,000 shares, or less than 5% of the Corporation's outstanding shares as of February 9, 2001. As of February 9, 2001, there were 4,802,017 shares subject to issuance in connection with outstanding options and equity awards and 1,386,717 shares available for grant under the Plan. The Board of Directors believes the proposed increase in shares is needed to ensure that a sufficient number of shares are available to be issued under the Plan in the future to attract and retain key employees of the Corporation.

DESCRIPTION OF AWARDS

         The Plan provides for the following three basic types of awards:

         Stock Grants. The Committee may make stock grants for no consideration, for such minimum consideration as may be required by applicable law or for such other consideration as the Committee may determine. Stock grants may include without limitation shares subject to forfeiture ("restricted stock"), grants conditioned upon attainment of performance criteria ("performance shares"), restricted stock where vesting accelerates upon attainment of performance criteria ("performance-accelerated restricted stock") and outright stock grants ("bonus stock"). With respect to any stock grant, the Committee has full discretion to determine the number of shares subject to the grant and the terms and conditions of the grant.

         Stock Options. The Committee may grant options to purchase Common Stock. Stock options may include without limitation incentive stock options eligible for special tax treatment ("ISOs"), options not entitled to such tax treatment ("nonstatutory stock options"), options where the exercise price is adjusted to reflect market changes ("indexed stock options"), options that become exercisable based on attainment of performance criteria ("performance-vested stock options"), options where exercisability is accelerated upon attainment of performance criteria ("performance-accelerated stock options") and options that entitle the optionee to an additional option grant at current fair market value to replace shares used to exercise the options ("reload stock options"). The Committee will determine the option price, term and exercise period of each option granted, provided that the option price may not be less than the fair market value of the Common Stock on the date of grant. An option may be exercised by the payment of the option price in whole or in part in cash or, to the extent permitted by the Committee, by delivery of a promissory note or shares of Common Stock owned by the participant valued at fair market value on the date of delivery, or such other lawful consideration as the Committee may determine.

         Stock Equivalents. The Committee may make awards where the amount to be paid to the participant is based on the value of the Common Stock. Stock equivalents may include without limitation payments based on the full value of the Common Stock ("phantom stock"), payments based on the value of the Common Stock upon attainment of performance criteria ("performance units"), rights to receive payments based on dividends paid on the Common Stock ("dividend equivalents") and stock appreciation rights ("SARs") where the participant receives payment equal in value to the difference between the exercise price of the award and the fair market value of the Common Stock on the date of exercise. SARs may be granted in tandem with options (at or after award of the option) or alone and unrelated to an option. SARs granted in tandem with an option terminate to the extent that the related option is exercised, and the related option terminates to the extent that the tandem SAR is exercised. The exercise price of an SAR may not be less than the fair market value of the Common Stock on the date of grant or, in the case of a tandem SAR, the exercise price of the related option. The Committee also has discretion to grant any other type of stock equivalent award and to determine the terms and conditions of payment of the award and whether payment values will be settled in whole or in part in cash or other property, including Common Stock.

         Awards under the Plan may contain such terms and conditions not inconsistent with the Plan as the Committee in its discretion approves. The Committee has discretion to administer the Plan in the manner which it determines, from time to time, is in the best interest of the Corporation. For example, the Committee will fix the terms of stock options, stock grants and stock equivalents and determine whether, in the case of options and SARs, they may be exercised immediately or at a later date or dates. Awards may be granted subject to conditions relating to continued employment and restrictions on transfer. The Committee may provide, at the time an award is made or at any time thereafter, for the acceleration of a participant's rights or cash settlement upon a change in control of the Corporation. The terms and conditions of awards need not be the same for each participant. The foregoing examples illustrate, but do not limit, the manner in which the Committee may exercise its authority in administering the Plan.

         The maximum aggregate number of shares subject to stock options and SARs or of shares subject to performance criteria that may be granted under the Plan to a participant in any calendar year will not exceed one million. This limit is intended to qualify these awards as performance-based compensation that is not subject to the one million dollar limit on deductibility for federal income tax purposes of compensation paid to certain senior officers.

AMENDMENT

         The Board has authority to amend the Plan subject to any shareholder approval that the Board determines is necessary or advisable. The Committee has authority to amend outstanding awards, including changing the date of exercise and converting an incentive stock option to a nonstatutory option, if the Committee determines that such actions would not adversely affect the participant. The Plan has no expiration date.


FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

         Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to the Corporation for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee. If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Corporation is entitled to deduct such amount for federal income tax purposes. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to the Corporation. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

         Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the time of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Corporation.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


                             AUDIT COMMITTEE REPORT

         The Audit Committee is composed of three directors, each of whom is independent as defined by applicable New York Stock Exchange listing standards. The Committee assists the Board of Directors in overseeing (a) the integrity of the financial statements of the Corporation, (b) the annual independent audit process, (c) the Corporation's systems of internal accounting and financial controls, (d) the independence and performance of the Corporation's outside auditor and (e) the Corporation's compliance with legal and regulatory requirements. The Committee operates under a written charter adopted by the Board, a copy of which is included as Appendix A to this proxy statement.

         In the course of its oversight of the Corporation's financial reporting process, the Committee has:

         1. Reviewed and discussed with management the Corporation's audited financial statements for the fiscal year ended December 31, 2000;

         2. Discussed with PricewaterhouseCoopers LLP, the Corporation's outside auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees; and

         3. Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with PricewaterhouseCoopers LLP its independence and considered whether the provision of nonaudit services by PricewaterhouseCoopers LLP is compatible with maintaining its independence.

         Based on the foregoing review and discussions, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                             By the Audit Committee,

                                             J. Thomas Touchton (Chairman)
                                             James L. Ferman, Jr.
                                             Tom L. Rankin


                        INFORMATION CONCERNING AUDITORS

         Based on the Audit Committee's recommendation, the Board reappointed PricewaterhouseCoopers LLP to serve as independent accountants and to audit the Corporation's financial statements for 2000. Consistent with past procedures, independent accountants for the current fiscal year will be appointed by the Board at its April 2001 meeting.

         The fees for services provided by PricewaterhouseCoopers LLP to the Corporation in 2000 were as follows:

                  Audit Fees                               $592,000

                  All Other Fees                           $513,305

         Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders and to be available to respond to appropriate questions. They will also have the opportunity to make a statement if they so desire.


                             SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") for inclusion in the Corporation's proxy materials relating to the Annual Meeting of Shareholders in 2002 must be received on or before November 5, 2001. In order for a shareholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must be received by the Corporation not later than January 18, 2002. Any such proposals should be sent to: Secretary, TECO Energy, Inc., P.O. Box 111, Tampa, Florida 33601.


      ADVANCE NOTICE PROVISIONS FOR SHAREHOLDER PROPOSALS AND NOMINATIONS

         The Bylaws of the Corporation provide that in order for a shareholder to bring business before or propose director nominations at an annual meeting, the shareholder must give written notice to the Secretary of the Corporation not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of shareholders. The notice must contain specified information about the proposed business or each nominee and the shareholder making the proposal or nomination. If the annual meeting is scheduled for a date that is not within 30 days before or after such anniversary date, the notice given by the shareholder must be received no later than the tenth day following the day on which the notice of such annual meeting date was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.


                            SOLICITATION OF PROXIES

         In addition to the solicitation of proxies by mail, proxies may be solicited by telephone, facsimile or in person by regular employees of the Corporation. The Corporation has also retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $6,500 plus out-of-pocket expenses. All expenses of this solicitation, including the cost of preparing and mailing this proxy statement, and the reimbursement of brokerage houses and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock, will be paid by the Corporation.

                                 OTHER MATTERS

         The Board of Directors does not know of any business to be presented at the meeting other than the matters described in this proxy statement. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

                                                           Dated: March 5, 2001

                                                                     APPENDIX A


                               TECO ENERGY, INC.

                            AUDIT COMMITTEE CHARTER


PURPOSE

The principal purpose of the Audit Committee is to assist the Board of Directors in overseeing (1) the integrity of the financial statements of the Company, (2) the annual independent audit process, (3) the Company's systems of internal accounting and financial controls, (4) the independence and performance of the Company's outside auditor and (5) the Company's compliance with legal and regulatory requirements. The Committee shall regularly report to the Board.

In discharging its oversight role, the Committee is granted the power to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The outside auditor and the director of audit services shall have direct access to the Committee at all times. The Committee may invite any officer or employee of the Company or the Company's outside counsel or outside auditor to attend a meeting of the Committee or to meet with members and consultants of the Committee.

This Charter shall be reviewed for adequacy on an annual basis by the Committee and, to the extent necessary, the Board.


MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, who shall be appointed by the Board, and the Committee's composition shall meet the requirements of the New York Stock Exchange Audit Committee Requirements. Accordingly, all of the members shall be directors:

         o Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

         o Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee shall have accounting or related financial management expertise.


KEY RESPONSIBILITIES

In carrying out its oversight role, the Committee shall perform the following functions, which are set forth as a guide and may be varied from time to time as appropriate under the circumstances.

         o The Board and the Committee shall select, evaluate and, where appropriate, replace the outside auditor, who shall ultimately be accountable to the Board and the Committee.

         o The Committee shall review and discuss with management and the outside auditor the audited financial statements and, based thereon, make a recommendation to the Board as to their inclusion in the Company's Annual Report on Form 10-K.

         o The Committee shall discuss with the outside auditor, on an annual basis, the matters required to be discussed by Statement on Auditing Standards No. 61, including the auditor's judgments about the quality, as well as the acceptability, of the Company's accounting principles and underlying estimates in its financial statements.

         o The Committee shall receive from the outside auditor at least annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, discuss with the auditor any such disclosed relationships and their impact on the auditor's independence, and recommend that the Board take appropriate action in response to the auditor's report to satisfy itself of the auditor's independence.

         o The Committee shall review, prior to the outside auditor's annual audit, the scope of the audit and the plans for and staffing of the audit.

         o The Committee shall review the responses of management to any management letter from the outside auditor.

         o As a whole, or through the Committee chair, the Committee shall, to the extent necessary prior to the filing of each Form 10-Q with the Securities and Exchange Commission, discuss with the outside auditor any of the matters required to be discussed by Statement on Auditing Standards No. 71, including any significant events, transactions or changes in accounting estimates considered by the auditor in connection with its interim financial review.

         o The Committee shall periodically discuss with the director of audit services and the corporate compliance officer the Company's compliance with its established codes of conduct and legal requirements.

         o The Committee shall consider issues which the general counsel may raise regarding legal matters that may have a material impact on the financial statements, the Company's compliance policies and any significant reports or inquiries received from regulators or government agencies.

         o The Committee shall periodically consider the role and responsibilities of the Company's audit services department; and shall review annually the results of all internal audits and the status of corrective action taken by management. The Committee shall review and approve the annual internal audit plan and monitor management's appointment or dismissal of the director of audit services.

         o The Committee shall meet at least annually with the director of audit services and the outside auditor in separate executive sessions.

         o The Committee shall provide the report required by the Securities and Exchange Commission to be included in the annual proxy statement.

The Committee's role is one of oversight, and it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The preparation of the Company's financial statements is the responsibility of management, and the auditing of those financial statements is the responsibility of the outside auditor.

                               [TECO ENERGY LOGO]


                       2001 Annual Shareholders' Meeting

                     Wednesday, April 18, 2001, 11:30 A.M.

                                   TECO Plaza

                           702 North Franklin Street

                              Tampa, Florida 33602

 Attached below is your proxy card for the 2001 Annual Meeting of Shareholders of TECO Energy, Inc.

              You may vote by Telephone, by Internet, or by Mail.

      To vote by Telephone or Internet, see instructions on reverse side.

           To vote by Mail, please return your proxy in the enclosed Business Reply Envelope P.O. Box 9381 Boston, MA 02205-9381.


                                  DETACH HERE


                                     PROXY

                               TECO ENERGY, INC.

            Proxy for Annual Meeting of Shareholders, April 18, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               TECO ENERGY, INC.

The undersigned hereby constitutes and appoints DuBose Ausley, Robert D. Fagan and Luis Guinot, Jr. and any one or more of them, attorneys and proxies of the undersigned, with full power of substitution to each attorney and substitute, for and in the name of the undersigned to appear and vote all shares of Common Stock of TECO Energy, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on April 18, 2001 at 11:30 A.M., and at any and all adjournments thereof, with all powers the undersigned would have if personally present, hereby revoking all proxies previously given.


SEE REVERSE          (THIS PROXY IS CONTINUED AND IS TO BE          SEE REVERSE
    SIDE                    SIGNED ON REVERSE SIDE)                     SIDE

[TECO ENERGY LOGO]

702 N. FRANKLIN STREET
TAMPA, FL 33602


VOTE BY TELEPHONE                          VOTE BY INTERNET
-----------------                          ----------------
It's fast, convenient, and immediate!      It's fast, convenient, and your vote
Call Toll-Free on a Touch-Tone Phone       is immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).



FOLLOW THESE FOUR EASY STEPS:              FOLLOW THESE FOUR EASY STEPS:
1. READ THE ACCOMPANYING PROXY             1. READ THE ACCOMPANYING PROXY
   STATEMENT AND PROXY CARD.                  STATEMENT AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER               2. GO TO THE WEBSITE
   1-877-PRX-VOTE (1-877-779-8683).           HTTP://WWW.EPROXYVOTE.COM/TE

3. ENTER YOUR 14-DIGIT VOTER               3. ENTER YOUR 14-DIGIT VOTER
   CONTROL NUMBER LOCATED ON YOUR             CONTROL NUMBER LOCATED ON YOUR
   PROXY CARD ABOVE YOUR NAME.                PROXY CARD ABOVE YOUR NAME.

4. FOLLOW THE RECORDED INSTRUCTIONS.       4. FOLLOW THE INSTRUCTIONS PROVIDED.


YOUR VOTE IS IMPORTANT!              YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!         Go to http://www.eproxyvote.com/te anytime!


DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.


                                  DETACH HERE


[X]  Please mark
     votes as in
     this example.

1. ELECTION OF DIRECTORS                                    2. PROPOSAL TO APPROVE AMENDMENT TO THE
   The Board Recommends a Vote FOR all Nominees.               1996 EQUITY INCENTIVE PLAN
   Instructions - To vote against any individual                                               FOR   AGAINST   ABSTAIN
   nominee(s), mark Box (C) and write the name(s)           The Board Recommends a Vote FOR    [ ]     [ ]       [ ]
   of such nominee(s) above the line provided below.        the Proposal.
   Nominees: (01) T. L. Rankin,      (02) W.D. Rockford,
             (03) J. T. Touchton and (04) J.A. Urquhart     In their discretion, the proxies are also authorized to
              [ ]  (A)        [ ]  (B)                      vote upon such other matters as may properly come before
                   FOR           AGAINST                    the meeting.
                   ALL             ALL
                 NOMINEES        NOMINEES                   This proxy will be voted as specified, or if no
                                                            specification is made, FOR Proposals 1 and 2.
[ ]
   --------------------------------------                              PLEASE SIGN AND MAIL THIS PROXY TODAY.
(C) FOR ALL NOMINEES EXCEPT
                                                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT. [ ]

                                                            INSTRUCTIONS - Signatures should correspond exactly
                                                            with the name or names of Shareholders as they appear
                                                            on this proxy. Persons signing as Attorney, Executor,
                                                            Administrator, Trustee or Guardian should give their
                                                            full titles. Execution on behalf of corporations should
                                                            be by a duly authorized officer and on behalf of
                                                            partnerships by a general partner or in the firm name
                                                            by another duly authorized person.

Signature:                     Date:                     Signature:                     Date:
          -------------------       -------------------            -------------------       ---------------------